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                                                                 EXHIBIT 10.6


                               LICENSE AGREEMENT
                       APCO PROJECT 25 COMPLIANT PRODUCT

This Agreement is effective as of the 2nd day of August 1994, between Motorola, Inc., a corporation of the State of Delaware ("Motorola"), by and through its Land Mobile Products Sector, having a principal place of business at 1301 East Algonquin Road, Schaumburg, Illinois 60196; and Transcrypt International a corporation having a principal place of business at 1620 North 20th Street, Lincoln, Nebraska 68503 ("Licensee").

Pursuant to the APCO Project 25 IPR MOU, Motorola has agreed to license its APCO 25 essential patent rights to third parties seeking to manufacture and sell products that are compliant with the APCO Project 25 Standard and who have signed the APCO Project 25 MOU. The Licensee wishes to manufacture and/or to sell products that are compliant with the APCO Project 25 Standard.

Based upon these representations and understandings, the parties agree as follows:

                            ARTICLE I - DEFINITIONS

         A. "APCO Project 25 Standard" is defined as the system described in the family of EIA/TIA documents in the 102 series starting with TSB102 Project 25 System & Standard Definition.

         B. "Patent Claims" are defined as claims in any United States or foreign patent that are technically essential to the specific modulation technology and frame technology specified in the APCO Project 25 Standard.

         C. "Licensed Products" are defined as two-way radio communications products, including both infrastructure components and subscriber units, that are fully compliant with the APCO Project 25 Standard. "Licensed Products" include Motorola 12 kB DES-XL, but are limited to implementation in an APCO 25 compliant digital subscriber radio, and only for sale to customers who have a Motorola DES-XL system and who have procured, or are in the process of procuring, APCO 25 compliant digital infrastructure, and require backward interoperabilty to DES-XL as a condition of the procurement.
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                         ARTICLE II - GRANT OF LICENSE

         Motorola hereby grants to Licensee a personal, nontransferable, non-assignable, non-sublicenseable, non-exclusive license under Motorola's Patent Claims: (1) to manufacture, anywhere in the world, Licensed Products; and (2) to sell APCO Project 25 Standard compliant systems in any country provided that this license or exercise of this license in such country is not contrary to any United States law, regulation, or policy.

         The Licensee hereby grants back to Motorola a personal, nontransferable, non-assignable, non-sublicenseable, non-exclusive license under Licensee's patents that are technically essential to the APCO Project 25
Standard: (1) to manufacture, anywhere in the world, Licensed Products; and (2) to sell to users of APCO Project 25 Standard compliant systems in any country provided that this license or exercise of this license in such country is not contrary to any United States law, regulation, or policy.

                             ARTICLE III - ROYALTY

         For the license of Motorola's Patent Claims as pertain to technically essential modulation technology, there is no continuing royalty.

         For the license of Motorola's Patent Claims as pertain to technically essential frame technology, there is no continuing royalty for Licensed Products that are substantially manufactured in North America. For Licensed Products that are substantially manufactured outside of North America, there is a continuing royalty of eight dollars ($8) per Product.

         Within thirty (30) days of each January 1, the Licensee shall provide to Motorola through an independent auditor a written royalty report for the preceding year, which report shall include a count of all Licensed Products manufactured by the Licensee during the report period requiring payment of royalty, and a payment of any continuing royalties that may be due under this Agreement.

         Once each calendar year, Motorola shall have the right to audit the Licensee's manufacture and sales activities to assure the accuracy of the Licensee's royalty reports. At the Licensee's request,
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any such audit may be conducted by an independent third party that is instructed to maintain the Licensee's information in confidence, and to only provide such information to Motorola as is necessary to confirm previously received royalty reports, or to establish the inaccuracy of previously received royalty reports. Such audits shall be conducted with at least ten (10) days written notice to the Licensee, and shall be conducted during normal business hours. Such audits shall be conducted at Motorola's expense, unless the audit reveals a shortfall in continuing royalty payments in excess of 5% of the amount previously acknowledged by the Licensee, in which event the cost of the audit shall be borne by the Licensee.

         Each party will use its best endeavors to offer fair and reasonable licensing terms for future IPR which is mutually deemed essential.

                               ARTICLE IV - TERM

         This Agreement shall terminate with the expiration of the last patent as licensed pursuant to this Agreement.

                      ARTICLE V - ENGINEERING CONSULTATION

         No engineering consultation is provided by Motorola as part of this agreement.

                            ARTICLE VI - ASSIGNMENT

         This Agreement and the rights granted hereunder may not be assigned, sublicensed, or otherwise transferred by either party.

                   ARTICLE VII- DISCLAIMER OF REPRESENTATION

         Motorola makes no express or implied representations or warranties regarding the modulation technology or the frame technology, their use, or performance. Motorola disclaims any responsibility for technical accuracy, improvement of the technology with enhancements, or any other product or systems responsibility. Motorola further disclaims any representation that Licensee will be able to use the technology in an effective way such that a Licensed Product will result from Licensee's efforts in this regard.
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         Nothing in this Agreement shall be construed as:

         (a) A warranty or representation that anything made, used, sold, or otherwise disposed of under any license granted in this agreement is or will be free from infringement of patents of third persons; or

         (b) An obligation to bring or prosecute actions or suits against third parties for infringement of any patent.

FURTHER, MOTOROLA EXPRESSLY SPECIFICALLY EXCLUDES ALL WARRANTIES, EXPRESSED OR IMPLIED, AND SPECIFICALLY EXCLUDES, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MOTOROLA BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES TO THE FULL EXTENT THAT SUCH MAY BE DISCLAIMED BY LAW.

                           ARTICLE VIII - INSPECTION

         In the event that Motorola reasonably deems it necessary for the purpose of maintaining compliance with this Agreement, to inspect any product licensed hereunder, Licensee agrees to provide required access to such licensed product including, but not limited to, hardware, firmware, software, object code and related information and documentation provided that Motorola executes a non-disclosure agreement with Licensee.

                              ARTICLE IX - NOTICES

         For the purpose of any and all communications and deliveries between Motorola and Licensee with reference to this Agreement, the respective addresses, subject to change upon written notice, shall be:



                          For Motorola:    Motorola, Inc.
                                           1301 E. Algonquin Road
                                           Schaumburg, IL 60196
                                           Attn:   Gary Houdek
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                          For Licensee:    Transcrypt International
                                           1620 North 20th Street
                                           Lincoln, Nebraska 68503

                                           Attn: Ron Kabler


                              ARTICLE X - MARKING

         All Licensed Products made pursuant to this Agreement shall be marked:

         "This device made under license under one or more of the following U.S. Patents: 4,636,791; 4,590,473; 5,185,796; 5,148,482."

         As additional patents issue, the Licensee agrees to change this notice when reasonably convenient, provided that Motorola provides to the Licensee written notice of the then current form of the notice.

                          ARTICLE XI - CHOICE OF FORUM

         Any legal action relating to this agreement shall be commenced in Cook County, State of Illinois.

                          ARTICLE XII - CHOICE OF LAW

         This Agreement shall be governed by and construed in accordance with the laws of the State of Illinois.

                         ARTICLE XIII - CONFIDENTIALITY

         The specific terms, conditions, and details of this agreement are confidential, and Licensee agrees not to divulge said terms, conditions, and details to any 3rd party without the written consent of Motorola.
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         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed, by their duly authorized officers.

         Each person who signs below personally represents that he or she is authorized to do so.



MOTOROLA, INC.                                TRANSCRYPT INTERNATIONAL

By:  WAYNE LELAND                             By:  [SIG]
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Title:  Vice President                        Title:  President & COO
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Date:    8/4/94                               Date:    August 2, 1994
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